SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2003

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as
specified in its charter)

   Colorado           0-12343         84-0920811
(State or other     (Commission       (I.R.S. Employer
 jurisdiction        File Number)      Identification No.)
 of Incorporation)

4880 Havana Street, Denver, CO 80239
(Address of principal executive offices) (Zip Code)
Registrant's telephone number: (303) 373-4860
Total pages: 4
Exhibit index at: 2


Item 5. Other Events and Regulation FD Disclosure.
Scott's Liquid Gold-Inc. (the "Company") announced in a press release on March 31,2003 that the Company expects to file its 10-K Report for the year ended December 31, 2002 after March 31, 2003 and on or before April 15, 2003. The Company also stated that this Report will contain revised financial statements of the Company for the years of 2000 and 2001, as well as the first three quarters of 2002, to reflect certain adjustments.
The Company expects the net effect of the adjustments will be, among other things, to improve the Company's working capital ratio and retained earnings positions at the year ended
December 31, 2002. A copy of the press release dated March 31, 2003 is attached as an exhibit to this Report and incorporated herein by this reference.


Item 7. Financial Statements and Exhibits.
The following exhibit is filed with this Report:

      Exhibit No.                      Document
          1        Press Release of Scott's Liquid Gold-Inc.
                   dated March 31, 2003 regarding revision
                   of financial statements resulting in
                   improved stockholders equity and working capital ratio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SCOTT'S LIQUID GOLD-INC.
                                 (Registrant)

Date:  March 31, 2003            /s/ Jeffry B. Johnson
                                 Jeffry B. Johnson
                                 Chief Financial Officer and
                                 Treasurer




EXHIBIT INDEX

Exhibit No.
1

Document

1

Press Release of Scott's Liquid Gold-Inc. dated March 31, 2003 regarding revision of financial statements resulting in improved stockholders equity and working capital ratio.


                                                 EXHIBIT 1

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES PLANNED REVISION OF FINANCIAL STATEMENTS, RESULTING
IN IMPROVED STOCKHOLDERS EQUITY AND WORKING CAPITAL RATIO


DENVER, Colorado (March 31, 2003) - Scott's Liquid Gold-Inc. (OTCBB:SLGD) announced today that the Company expects to file its 10-K Report for the year ended December 31, 2002 after March 31, 2003 and on or before April 15, 2003. The Company also stated that this Report will contain restated financial statements of the Company for the years of 2000 and 2001, as well as the first three quarters of 2002, to reflect certain adjustments.

The adjustments that will result in restated financial statements were identified while working with the Company's new auditor, KPMG LLP, in connection with the audit of the Company's financial statements for the year ended
December 31, 2002. Some of these adjustments concern years ending prior to 2000, thus affecting the beginning balances of the Company's assets, liabilities and retained earnings in 2000, but are not part of revised financial statements expected to be in the Company's Annual Report on Form
10-K for the year ended December 31, 2002.

The Company anticipates that the net impact of the adjustments will be the following:

* A reduction of the net loss in 2000;
* A reduction in the net loss in 2001;
* An increase in retained earnings as of December 31, 2000;
* An increase in retained earnings as of December 31, 2001; and
* A reduction of net income for the first three quarters of 2002. The Company anticipates that it will have a net profit for the fourth quarter of 2002 and the 2002 year and that this profit for 2002 will be higher than the net profit previously reported for the nine months ended September 30, 2002.

The Company currently expects that the more significant adjustments involved in the anticipated revisions will involve, among other things, the Company's deferred tax valuation allowance, accrued taxes, inventory reserves, year-end revenues, corresponding changes in costs of goods sold, and accrued expenses. The Company expects the net effect of these adjustments will be to report improved working capital ratio and retained earnings positions at the year ended
December 31, 2002.

The possibility of revised financial statements resulted in a re-audit by the Company's new independent auditor of the Company's 2000 and 2001 years. The time involved in this audit and a final determination regarding adjustments has caused a delay in filing the Company's 10-K Report for the year ended December 31, 2002. This Report will contain the revised financial statements of the Company for the periods indicated above.

As a result of the anticipated restatements, the Company's financial statements for the affected periods should no longer be relied upon, including the audited financial statements for 2000 and 2001 contained in the Company's annual report on Form 10-K for the years ended December 31, 2001 and 2000, and including the non-audited financial statements for the nine months ended September 30, 2002.

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web:
www.scottsliquidgold.com, www.alphahydrox.com,
www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission.
By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


For further information, please contact:
Jeff Johnson at (303) 373-4860